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                                                                   EXHIBIT 10.10


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                            FIRST VIRTUAL CORPORATION
                           LOAN AND SECURITY AGREEMENT


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                                TABLE OF CONTENTS

                                                                          Page
1.      DEFINITIONS AND CONSTRUCTION                                        1
        1.1    Definitions                                                  1
        1.2    Accounting Terms                                             6

2.      LOAN AND TERMS OF PAYMENT                                           6
        2.1    Advances                                                     6
        2.2    Overadvances                                                 8
        2.3    Interest Rates, Payments, and Calculations                   8
        2.4    Crediting Payments                                           9
        2.5    Fees                                                         9
        2.6    Additional Costs                                             9
        2.7    Term                                                         10

3.      CONDITIONS OF LOANS                                                 10
        3.1    Conditions Precedent to Initial Advance                      10
        3.2    Conditions Precedent to all Advances                         10

4.      CREATION OF SECURITY INTEREST                                       10

        4.1    Grant of Security Interest                                   10
        4.2    Delivery of Additional Documentation Required                11
        4.3    Right to Inspect                                             11

5.      REPRESENTATIONS AND WARRANTIES                                      11
        5.1    Due Organization and Qualification                           11
        5.2    Due Authorization; No Conflict                               11
        5.3    No Prior Encumbrances                                        11
        5.4    Bona Fide Eligible Accounts                                  11
        5.9    Merchantable Inventory                                       11
        5.6    Name; Location of Chief Executive Office                     11
        5.7    Litigation                                                   11
        5.8    No Material Adverse Change in Financial Statements           11
        5.9    Solvency                                                     12
        5.10   Regulatory Compliance                                        12
        5.11   Environmental Condition                                      12
        5.12   Taxes                                                        12
        5.13   Subsidiaries                                                 12
        5.14   Government Consents                                          12
        5.15   Full Disclosure                                              12

6.      AFFIRMATIVE COVENANTS                                               12
        6.1    Good Standing                                                13
        6.2    Government Compliance                                        13
        6.3    Financial Statements, Reports, Certificates                  13
        6.4    Taxes                                                        13
        6.5    Insurance                                                    14
        6.6    Principal Depository                                         14
        6.7    Quick Ratio                                                  14
        6.8    Debt-Net Worth Ratio                                         14
        6.9    Tangible Net Worth                                           14
        6.10   Further Assurances                                           15


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7.      NEGATIVE COVENANTS                                                  15
        7.1    Dispositions                                                 15
        7.2    Change in Business                                           15
        7.3    Mergers or Acquisitions                                      15
        7.4    Indebtedness                                                 15
        7.5    Encumbrances                                                 15
        7.6    Distributions                                                15
        7.7    Investments                                                  15
        7.8    Transactions with Affiliates                                 16
        7.9    Subordinated Debt                                            16
        7.10   Inventory                                                    16
        7.11   Compliance                                                   16

8.      EVENTS OF DEFAULT                                                   16
        8.1    Payment Default                                              16
        8.2    Covenant Default                                             16
        8.3    Material Adverse Change                                      16
        8.4    Attachment                                                   17
        8.5    Insolvency                                                   17
        8.6    Other Agreements                                             17
        8.7    Subordinated Debt                                            17
        8.8    Judgments                                                    17
        8.9    Misrepresentations                                           17

9.      BANK'S RIGHTS AND REMEDIES                                          17

        9.1    Rights and Remedies                                          17
        9.2    Power of Attorney                                            18
        9.3    Accounts Collection                                          19
        9.4    Bank Expenses                                                19
        9.5    Bank's Liability for Collateral                              19
        9.6    Remedies Cumulative                                          19
        9.7    Demand; Protest                                              19

10.     NOTICES                                                             19

11.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER                          20

12.     GENERAL PROVISIONS                                                  20
        12.1   Successors and Assigns                                       20
        12.2   Indemnification                                              20
        12.3   Time of Essence                                              20
        12.4   Severability of Provisions                                   20
        12.5   Amendments in Writing, Integration                           20
        12.6   Counterparts                                                 21
        12.7   Survival                                                     21
        12.8   Confidentiality                                              21


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        This LOAN AND SECURITY AGREEMENT is entered into as of July 3,1996 by and between SILICON VALLEY BANK ("Bank") and FIRST VIRTUAL CORPORATION ("Borrower").


                                    RECITALS

        Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.


                                    AGREEMENT

        The parties agree as follows:

        1.      DEFINITIONS AND CONSTRUCTION

                1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                        "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any, of the foregoing.

                        "Advance" or "Advances" means an Advance under the Revolving Facility.

                        "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

                        "Bank Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with enforcing or defending the Loan Documents (including fees and expenses of appeal), whether or not suit is brought

                        "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such. information.

                        "Borrowing Base" has the meaning set forth in Section
2.1 hereof.

                        "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

                        "Closing Date" means the date of this Agreement.

                        "Code" means the California Uniform Commercial Code.

                        "Collateral" means the property described on Exhibit A attached hereto.

                        "Committed Line" means One Million Dollars ($1,000,000).


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                        "Contingent Obligation" means, as applied to any Person,
any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency, or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of me primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement

                        "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, except that "Current Liabilities" shall not include Deferred Revenue, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

                        "Daily Balance" means the amount of the Obligations owed at the end of a given day.

"Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank; Eligible Accounts shall not include the following:

                        (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

                        (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

                        (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

                        (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

                        (e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

                        (f) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;


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                        (g)     Accounts with respect to which the account
debtor is the United States or any department, agency, or instrumentality of the United States;

                        (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

                        (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

                        (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

                        (k) Accounts the collection of which Bank reasonably determines to be doubtful.

                        "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that are: (1) covered by credit insurance in form and amount, and by an insurer satisfactory to Bank less the amount of any deductibles) which may be or become owing thereon; or (2) supported by one or more letters of credit in favor of Bank as beneficial, in an amount and of a tenor; and issued by a financial institution, acceptable to Bank; or (3) that Bank approves on a case-by-case basis.

                        "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

                        "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                        "GAAP" means generally accepted accounting principles as in effect from time to time.

                        "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

                        "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                        "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds,


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including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

                        "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

                        "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                        "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

                        "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

                        "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

                        "Maturity Date" means July 2, 1997.

                        "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

                        "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

                        "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument or agreement now or hereafter in existence between Borrower and Bank.

                        "Permitted Indebtedness" means:

                        (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

                        (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

                        (c)     Subordinated Debt;

                        (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

                        (e)     Indebtedness secured by Permitted Liens.


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                        "Permitted Investment" means:

                        (a) Investments existing on the Closing Date disclosed in the Schedule;

                        (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank;

                        (c) Investments consisting of (i) compensation of employees, officers and directors of Borrower or its Subsidiaries so long as the Board of Directors of Borrower determines that such compensation is in the best interests of Borrower, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business; (iii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries, (iv) other loans to officers and employees approved by the Board of Directors in an aggregate amount not in excess of $250,000 outstanding at any time; and

                        (d) Other Investments aggregating not in excess of $150,000 at any one time.

                        "Permitted Liens" means the following:

                        (e) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                        (f) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security interests;

                        (g) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

                        (h) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by, liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and be principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                        "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                        "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank as its "prime rate," whether or not such announced rate is the lowest rate available from Bank. 5


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                        "Quick Assets" means, at any date as of which the amount
thereof shall be determined, the consolidated cash, cash-equivalents, accounts receivable and investments, with maturities not to exceed 90 days, of Borrower determined in accordance with GAAP.

                        "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer and the Controller of Borrower.

                        "Revolving Facility" means the facility under which Borrower may request Bank to issue cash advances, as specified in Section 2.1 hereof.

                        "Schedule" means the schedule of exceptions attached hereto, if any.

                        "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

                        "Subsidiary" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

                        "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.

                        "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

                1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

        2.      LOAN AND TERMS OF PAYMENT

                2.1 Advances. Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate amount not to exceed the lesser of (i) the Committed Line minus the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) minus the Exchange Reserve or (ii) the Borrowing Base minus the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit minus the Exchange Reserve. For purposes of this Agreement, "Borrowing Base" shall mean an amount equal to seventy-five percent (75%) of Eligible Accounts, including accounts owing by account debtors that do not have their principal place of business in the United States but that are otherwise Eligible Accounts in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000). Subject to the terms and conditions of this Agreement amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time prior to the Maturity Date.

Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. California time, on the Business Day that the Advance is to be


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made. Each such notification shall be promptly confirmed by a Payment/Advance
Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1 to Borrower's deposit account.

        The Revolving Facility shall terminate on the Maturity Date, at which time all Advances under this Section 2.1 shall be immediately due and payable.

                        2.1.1   Letters of Credit.

                        (a) Subject to the terms and conditions of this Agreement Bank agrees to issue or cause to be issued Letters of Credit for the account of Borrower in an aggregate face amount not to exceed (i) the lesser of the Committed Line or the Borrowing Base minus (ii) the then outstanding principal balance of the Advances provided that the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) shall not in any case exceed Two Hundred Fifty Thousand Dollars ($250,000) minus the amount of the Exchange Reserve. Each such letter of credit shall have an expiry date no later than the Maturity Date; provided that the expiry date may be extended up to 180 days beyond the expiry date provided Borrower secures its reimbursement and other obligations in connection with such letter of credit upon terms reasonably acceptable to Bank. All such letters of credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of application and letter of credit agreement. All amounts actually paid by Bank in respect of a letter of credit shall, when paid, constitute an Advance under this Agreement.

                        (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any letters of credit.

                        2.1.2   Letter of Credit Reimbursement; Reserve.

                        (a) Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars, If a demand for payment is note under any such letter of credit Bank shall treat such demand as an advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

                        (b) Upon the issuance of any Letter of Credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Line for Letters of Credit against fluctuations in currency exchange rates, in an amount equal to twenty percent (20%) of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Line shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding.


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                        2.1.3   Foreign Exchange Contract; Foreign Exchange
Settlements.

                        (a) Subject to the terms of this Agreement, Borrower may utilize up to Two Hundred Fifty Thousand Dollars ($250,000) less the amount of outstanding Letters of Credit for foreign exchange contracts (the "Exchange Contracts"). All Exchange Contracts must provide for delivery or settlement on or before the Maturity Date. The amount available under the Committed Line at any time shall be reduced by the following amounts (the "Foreign Exchange Reserve") on each day (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days from the Determination Date, 10% of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two business days after the Determination Date, 100% of the gross amount of the Exchange Contracts. In lieu of the Exchange Reserve, Borrower may request that Bank treat such amount as an Advance under the Committed Line.

                        (b) Bank may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs or (b) that there is no sufficient availability under the Committed Line and Borrower does not have available funds in its bank account to satisfy the Exchange Reserve. If Bank terminates the Exchange Contracts, and without limitation of any applicable indemnities, Borrower agrees to reimburse Bank for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                        (c) Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any, two business day period to be more than $250,000 nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed $250,000.

                        (d) Borrower shall execute all standard form applications and agreements of Bank in connection with the Exchange Contracts and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Bank in connection with the Exchange Contracts.

                2.2 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Bank pursuant to this Agreement is greater than the lesser of (i) the Committed Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

                2.3     Interest Rates, Payments, and Calculations.

                        (a) Interest Rate. Except as set forth in Section 2.3(b), any Advances shall bear interest, on the average Daily Balance, at a rate equal to one and one-quarter (1.25%) percentage points above the Prime Raw, until December 31, 1996, and at a rate equal to three-quarters of one percentage point (.75%) above the Prime Rate thereafter.

                        (b) Default Rate. AD Obligations shall bear interest from and after the occurrence of an Event of Default, at a rate equal to five
(5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                        (c) Payments. Interest hereunder shall be due and payable on the second calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.


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
                        (d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                2.4 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of art Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

                2.5     Fees. Borrower shall pay to Bank the following:

                        (a) Facility Fee. A Facility Fee equal to Five Thousand Seven Hundred Fifty Dollars ($5,750), which fee shall be due on the Closing Date and shall be fully earned and nonrefundable (Bank acknowledges receipt of such fee); and

                        (b) Bank Expenses. All Bank Expenses incurred after the date of an Event. of Default.

                2.6 Additional Costs. In case any change in any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement:

                        (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

                        (b) imposes, modifies or deans applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

                        (c) imposes upon Bank any other condition with respect to its performance under this Agreement and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank the respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error; provided however that Borrower shall not be liable for any such amount attributable to any period prior to the date one hundred eighty (180) days prior to the date of such certificate. Bank agrees that it will allocate all such increased costs among its customers similarly affected in good faith and in a manner consistent with Bank's customary practice.

                2.7 Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

        3.     CONDITIONS OF LOANS

                3.1 Conditions Precedent to Initial Advance. The obligation of Bank to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                        (a)     this Agreement;

                        (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

                        (c)     financing statement (Form UCC-1);

                        (d)     insurance certificate;

                        (e) payment of me fees and Bank Expenses then due specified in Section 2.5 hereof; and

                        (f) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

                3.2 Conditions Precedent to all Advances. The obligation of Bank to make each Advance, including the initial Advance, is further subject to the following conditions:

                        (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

                        (b)     the representations and warranties contained in
Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as dough made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this
Section 3.2(b).

        4.     CREATION OF SECURITY INTEREST

                4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.

                4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

                4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

        5.     REPRESENTATIONS AND WARRANTIES

        Borrower represents and warrants as follows:

                5.1 Due Organization and Qualification. Borrower and each Subsidiary corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

                5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are with Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

                5.3 No Prior Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

                5.4 Bona Fide Eligible Accounts. The Eligible Accounts are bona fide existing obligations. The property giving rise to such Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

                5.5 Merchantable Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects.

                5.6 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

                5.7 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

                5.8 No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

                5.9 Solvency. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

                5.10 Regulatory Compliance. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

                5.11 Environmental Condition. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

                5.12 Taxes. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein, other than those which Borrower is contesting in. good faith and for which Borrower has made appropriate reserves in accordance with GAAP.

                5.13 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

                5.14 Government Consents. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

                5.15 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

        6.     AFFIRMATIVE COVENANTS

               Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

                6.1 Good Standing. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

                6.2 Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

                6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (a) as soon as available, but in any event within (i) thirty (30) days of the end of each fiscal quarter when the balance of all outstanding Advances (including the face amount of outstanding Letter of Credit and the Exchange Reserve) is less than $500,000 or (ii) thirty (30) days after the end of each month when the balance of outstanding Advances (including the face amount of outstanding Letters of Credit and the Exchange Reserve), a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, certified by a Responsible Officer; (b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

        Within fifteen (15) days after the last day of each month in which any Advances (including any Letters of Credit or the Exchange Reserve) are outstanding, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable.

        Borrower shall deliver to Bank with the quarterly or monthly financial statements, whichever is required by the terms of this section 6.3, a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

        Bank shall have a right from time to time hereafter to audit Borrower's Accounts, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

                6.4 Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

                6.5     Insurance.

                        6.5.1 Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                        6.5.2 All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

                6.6 Principal Depository. Borrower shall maintain its principal depository and operating accounts with Bank, provided that quality of service is satisfactory, which satisfaction is to be determined on a commercially reasonable basis

                6.7 Quick Ratio. Borrower shall maintain (a) as of the last day of each fiscal quarter when the aggregate amount of all outstanding Advances (including the face amount of outstanding Letters of Credit and the Exchange Reserve) is less than $500,000 or, (b) as of the last day of each calendar month when the aggregate amount of all Advances (including the face amount of outstanding Letters of Credit and the Exchange Reserve) is equal to or greater than $500,000, a ratio of Quick Assets to Current Liabilities, excluding deferred revenue, of at least 1.0 to 1.0; provided however, that on and after December 31, 1996, Borrower shall maintain a ratio of Quick Assets to Current Liabilities, excluding deferred revenue, of at least 1.25 to 1.0.

                6.8 Debt-Net Worth Ratio. Borrower shall maintain (a) as of the last day of each fiscal quarter when the aggregate amount of all outstanding Advances (including the face amount of outstanding Letters of Credit and the Exchange Reserve) is less than $500,000 or (b) as of the last day of each calendar month when the aggregate amount of all outstanding Advances (including the face amount of outstanding Letters of Credit and the Exchange Reserve) is equal to or greater than $500,000, a ratio of Total Liabilities less Subordinated Debt, excluding deferred revenue, to Tangible Net Worth plus Subordinated Debt of not more than 2.25 to 1.0.

                6.9 Tangible Net Worth. Borrower shall maintain (a) as of the last day of each fiscal quarter when the aggregate amount of all Advances (including the face amount of outstanding Letters of Credit and the Exchange Reserve) is less than $500,000 or (b) as of the last day of each calendar month when the aggregate amount of all Advances (including the face amount of

Outstanding Letters of Credit and the Exchange Reserve) is equal to or greater than $500,000, a Tangible Net Worth of not less than Six Hundred Twenty-Five Thousand Dollars ($625,000); provided, however, that on and after December 31, 1996, Borrower shall maintain a Tangible Net Worth of not less than One Million Dollars ($1,000,000).

                6.10 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

        7.     NEGATIVE COVENANTS

               Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

                7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; (iii) Transfers of worn-out or obsolete Equipment, or (iv) Transfers of Equipment in connection with sale-leasebacks entered into in the ordinary course of Borrower's business.

                7.2 Change in Business. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a change in more than 49% of Borrower's ownership, as of the Closing Date. Borrower will not, without thirty
(30) days prior written notification to Bank, relocate its chief executive office.

                7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person; notwithstanding the foregoing, Borrower may complete such merger, acquisition or consolidation provided that (i) Borrower is the surviving entity following such transaction, (ii) an Event of Default is not continuing at the time of such transaction, and would not exist after giving effect thereto, and (iii) the consideration paid in a transaction entered into before Borrower's initial public offering does not exceed the lesser of One Hundred Thousand Dollars ($100,000) or twenty-five percent (25%) of Borrower's Tangible Net Worth, and the consideration paid in a transaction entered into after Borrower's initial public offering does not exceed ten percent (10%) of Borrower's Tangible Net Worth.

                7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

                7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

                7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock.

                7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

                7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

                7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

                7.10 Inventory. Store the Inventory with a bailee, warehouseman, or similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business, (ii) Inventory located with contract manufacturers, and (iii) except for such other locations as Bank may (i) approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

                7.11 Compliance. Become an "investment company" controlled by an "investment company" with the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

        8.     EVENTS OF DEFAULT

               Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

                8.1 Payment Default. If Borrower fails to pay the principal of, or any interest on, any Advances when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations;

                8.2 Covenant Default. If Borrower fails to perform any obligation under Sections 6.7, 6.8 or 6.9 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

                8.3 Material Adverse Change. If there occurs a material adverse change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

                8.4 Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period);

                8.5 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against borrower and is not dismissed or stayed within ten (10) days (provided that no Advances with be made prior to the dismissal of such Insolvency Proceeding);

                8.6 Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

                8.7 Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

                8.8 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment); or

                8.9 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

        9.      BANK'S RIGHTS AND REMEDIES

                9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                        9.1.1 Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

                        9.1.2 Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                        9.1.3 Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

                        9.1.4 Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                        9.1.5 Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to is security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                        9.1.6 Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                        9.1.7 Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. In connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                        9.1.8 Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

                        9.1.9 Bank may credit bid and purchase at any public sale; and

                        9.1.10 Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

                9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts;
(b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

                9.3 Accounts Collection. At any time from the date of this Agreement, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

                9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

                9.5 Bank's Liability for Collateral. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof: or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency; or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

                9.6 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

                9.7 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment; notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

        10.     NOTICES

               Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

        If to Borrower:      First Virtual Corporation
                             3393 Octavius Drive, Suite 102
                             Santa Clara, CA 95054
                             Attn:  Jim Mitchell
                             FAX: (___) ________________

If to Bank:                  Silicon Valley Bank
                             3003 Tasman Dive
                             Santa Clara, CA 95054-1191
                             Attn:  Jeff Huhn
                             FAX: (408) 748-9478

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

        11.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

               This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

        12.    GENERAL PROVISIONS

                12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

                12.2 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

                12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

                12.4 Severabitity of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                12.5 Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

                12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

                12.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

                12.8 Confidentially. In handling any confidential information Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                       FIRST VIRTUAL CORPORATION


                                       By: /s/ James O. Mitchell

                                       Title: COO/CEO



                                       SILICON VALLEY BANK

                                       By: /s/ Jeffrey Huhn

                                       Title: VP

                                    EXHIBIT A


        The Collateral shall consist of all right, title and interest of Borrower in and to the following:

        (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

        (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing way of the above, and Borrower's Books relating to any of the foregoing;

        (c) All general intangibles now owned or hereafter acquired, including, without limitation, leases, license agreements, franchise agreements, purchase orders, income tax refunds, payments of insurance and rights to payment of any kind, but excluding Borrower's rights in patents, copyrights, trademarks and other forms of intellectual property.

        (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

        (e) All cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

        (f) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

                           DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO: CENTRAL CLIENT SERVICE DIVISION                DATE:         _______________

FAX#:   (408) 496-2426                             TIME:         _______________


FROM:___________________________________________________________________________
                             CLIENT NAME (BORROWER)

REQUESTED BY:___________________________________________________________________
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:___________________________________________________________

PHONE NUMBER:___________________________________________________________________

FROM ACCOUNT #_______________                        TO ACCOUNT #_______________

REQUESTED TRANSACTION TYPE                         REQUEST DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)                         $__________________________
PRINCIPAL PAYMENT (ONLY)                             $__________________________
INTEREST PAYMENT (ONLY)                              $__________________________
PRINCIPAL AND INTEREST (PAYMENT)                     $__________________________

OTHER INSTRUCTIONS:_____________________________________________________________

        All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

                                  BANK USE ONLY
TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

--------------------------                         -----------------------------
   Authorized Requester                                     Phone #

--------------------------                         -----------------------------
   Received By (Bank)                                       Phone #


                  --------------------------------------------
                           Authorized Signature (Bank)

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE

Borrower: First Virtual Corporation                Lender:  Silicon Valley Bank


Commitment Amount: $1,000,000


ACCOUNTS RECEIVABLE
        1.     Accounts Receivable Book Value as of                  $__________
        2.     Additions (please explain on reverse)                 $__________
        3.     TOTAL ACCOUNTS RECEIVABLE                             $__________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
        4.     Amounts over 90 days due     $
        5.     Balance of 50% over 90 day accounts             $_____________
        6.     Concentration Limits                            $_____________
        A      Foreign Account in excess of
               $250,000 of Eligible Foreign Accounts           $_____________
        8.     Governmental Accounts                           $_____________
        9.     Contra Accounts                                 $_____________
        10.    Promotion or Demo Accounts                      $_____________
        11.    Intercompany/Employee Accounts                  $_____________
        12.    Other (please explain on reverse)               $_____________
        13.    TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS            $_____________
        14.    Eligible Accounts (#3 minus #13)                $_____________
        15     LOAN VALUE OF ACCOUNTS (75% of #14)             $_____________

BALANCES
        16.    Maximum Loan Amount                                   $__________
        17.    Total Funds Available (Lesser of #15 or #16)          $__________
        18.    Present balance owing on Line of Credit               $__________
        19.    Outstanding under Sublimits ( )                       $__________
        20.    RESERVE POSITION (#17 minus #18 and #19)              $__________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:


FIRST VIRTUAL CORPORATION                            BANK USE ONLY

                                                     Rec'd By:__________
                                                            Auth. Signer
                                                     Date:______________
                                                     Verified:__________
                                                            Auth. Signer

                                                     Date:______________
By:_____________________                             ___________________
     Authorized Signer

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:                   SILICON VALLEY BANK


FROM:                 First Virtual Corporation


        The undersigned authorized officer of First Virtual Corporation hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending____________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof Attached herewith are the required documents supporting the above certification. The Officer further certifies that, to the best of his knowledge, these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

        PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.


        REPORTING COVENANT                  REQUIRED                                   COMPLIES
        ------------------                  -------                                    --------

        Financial statements                Monthly within 30 days (1)                 Yes    No
        Annual (CPA Audited)                FYE within 120 days                        Yes    No
        A/R & A/P Agings                    Monthly within 15 days (2)                 Yes    No
        A/R Audit                           Initial and Semi-Annual                    Yes    No

        FINANCIAL COVENANT                     REQUIRED                     ACTUAL          COMPLIES
        ------------------                     --------                     ------          --------

         Maintain on a Monthly Basis:
         Minimum Quick Ratio                   1.0:1.0/1.25:1.0 (3)         ____:1.0        Yes      No
         Minimum Tangible Net Worth            $625,000/$1,000,000 (3)      $_______        Yes      No
         Maximum Debt/Tangible Net Worth       2.25:1.0                     _____:1.0       Yes      No

(1)      Quarterly when outstandings <$500,000
(2)      When Advances are outstanding
(3)      On and after 12/31/96


COMMENT REGARDING EXCEPTIONS: See Attached.          BANK USE ONLY

                                              Received by:__________________
                                                          AUTHORIZED SIGNER
Sincerely,
                                              Date:_________________________
_______________________
SIGNATURE                                     Verified:_____________________
                                                          AUTHORIZED SIGNER
_______________________
TITLE                                         Date:_________________________

_______________________                       Compliance Status:        Yes   No
DATE

                                    AMENDMENT
                                       TO
                           LOAN AND SECURITY AGREEMENT

        This Amendment to Loan and Security Agreement is entered into as of April 11, 1997, by and between SILICON VALLEY BANK ("Bank") and FIRST VIRTUAL CORPORATION ("Borrower").

                                    RECITALS

        Borrower and Bank are parties to that certain Loan and Security Agreement dated as of July 3, 1996, as amended (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

        NOW, THEREFORE, the parties agree as follows:

        1. The definition of "Committed Line" under Section 1.1 is amended to read "Three Million Dollars ($3,000,000)." The definition of "Maturity Date" under Section 1.1 is amended to read "April 10, 2001". A new defined term is added to Section 1.1, as follows: "Revolving Maturity Date" means "April 10, 1998".

        2. The first paragraph of Section 2.1 is amended to read as follows:

                2.1 Advances. Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate amount not to exceed the lesser of (i) the Committed Line minus the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) minus the Exchange Reserve minus the aggregate outstanding Equipment Advances or (ii) the Borrowing Base minus the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) minus the Exchange Reserve minus the aggregate outstanding Equipment Advances. For purposes of this Agreement, "Borrowing Base" shall mean an amount equal to (i) eighty percent (80%) of Eligible Accounts, including accounts owing by account debtors that do not have their principal place of business in the United States but that are otherwise Eligible Accounts in an aggregate amount not to exceed the lesser of Five Hundred Thousand Dollars ($500,000) or twenty-five percent (25%) of the Borrowing Base plus (ii) fifty percent (50%) of the book value of Borrower's Inventory that is approved by Bank (not to exceed $250,000 or twenty-five percent (25%) of "Backlog", as defined below.) "Backlog" means the backlog reported by Borrower and accepted by Bank from time to time. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this
Section 2.1 may be repaid and reborrowed at any time prior to the Revolving Maturity Date.

        3.      The last paragraph of Section 2.1 is amended to read as follows:

                The Revolving Facility shall terminate on the Revolving Maturity Date, at which time all Advances under this Section 2.1 shall be immediately due and payable.

        4.      Section 2.1.4 is added to the Agreement, as follows:

                2.1.4   Equipment Advances

                        (a) At any time from April 11, 1997 through April 10, 1998 (the "Equipment Availability Date"), Borrower may from time to time request advances (each an "Equipment Advance" and, collectively, the "Equipment Advances") from Bank in an aggregate principal amount not to exceed the lesser of be Committed Line or the Borrowing Base, in each case minus the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) minus the Exchange Reserve minus the aggregate outstanding Advances; provided the aggregate Equipment Advances shall not exceed $1,000,000. The Equipment Advances shall be used to purchase Equipment approved from time to time by Bank (which shall in any case have been purchased not less than 120 days prior to the date of this Amendment) and shall not exceed One Hundred Percent (100%) of the cost of such Equipment, excluding installation expense, freight discounts, warranty charges, taxes and other soft costs. Not more than twenty percent (20%) of any Equipment Advance may be used to finance software licenses.

                        (b) Interest shall accrue from the date of each Equipment Advance at a floating rate equal to the Prime Rate plus One-half Percent (0.50%) per annum, and shall be payable an the last day of each month from the date of such Equipment Advance through the Equipment Availability Date. Subject to compliance with Sections 6.8 and 6.11, the Equipment Advance or Equipment Advances that are outstanding on the Equipment Availability Date will be payable in thirty-six (36) equal monthly installments of principal, plus accrued interest, on the third day of each month beginning on May 10, 1998. The entire principal balance and all accrued but unpaid interest shall be due and payable on the Maturity Date.

                        (c) When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission received no later than 3:00 p.m. California time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be in substantially the form of Exhibit
        B. The notice shall be signed by a Responsible Officer and include a copy of the invoice for the Equipment to be financed.

        5.      Section 2.3(a) is amended to read as follows:

                        (a) Interest Rate. Except as set forth in Section 2.3(b), any Advances or Equipment Advances shall bear interest, on the average Daily Balance, at a rate equal to one-half (0.5) percentage point above the Prime Rate.

        6.      Sections 6.7, 6.8 and 6.9 are amended, and Sections 6.10 and
6.11 are added, to read as follows:

                6.7 Quick Ratio. Borrower shall maintain as of the last day of each month a ratio of Quick Assets to Current Liabilities, excluding deferred revenue, of at least 1.0 to 1.0.

                6.8 Debt-Tangible Net Worth. Borrower shall maintain as of the last day of each month a ratio of Total Liabilities, excluding deferred revenue, to Tangible Net Worth of not more than 2.0 to 1.0; provided that, as a condition to requesting an Equipment Advance and at all times when an Equipment Advance is outstanding, Borrower shall maintain, as of the last day of each month, a ratio of Total Liabilities, excluding deferred revenue, to Tangible Net Worth of not more than 1.5 to 1.0.

                6.9 Tangible Net Worth. Borrower shall maintain as of the last day of each month a Tangible Net Worth of not less than One Million Five Hundred Thousand Dollars ($1,500,000).

                6.10 Profitability. Borrower shall not suffer a loss in excess of $500,000 for the fiscal quarter ending March 31, 1997 or a loss in excess of $150,000 for the fiscal quarter ending June 30, 1997. Borrower shall be profitable for each fiscal quarter thereafter.

                6.11 Minimum Liquidity/Debt Service Coverage. Subject to the remainder of this Section, Borrower shall maintain, as of the last day of each calendar month, a ratio of (a) the sum of (i) cash and cash equivalents plus
(ii) the amount then available to be borrowed (and not yet borrowed) under the Revolving Facility to (b) outstanding Equipment Advances of at least 2.0 to 1.0. Notwithstanding the foregoing, from and after the time Borrower achieves a Debt-Service Coverage for three consecutive calendar months of at least 1.5 to 1.0, Borrower shall not be subject to the minimum Liquidity set forth above. "Debt Service Coverage" means a ratio of (a) the sum of earnings after tax plus interest and non-cash expenses (i.e., depreciation and amortization) divided by
(b) the sum of (i) current portion of long term debt and capitalized leases plus
(ii) interest, measured on a rolling three month basis. Notwithstanding the foregoing, Borrower's failure to comply with this Section 6.11 or with the second clause of Section 6.8 shall not be an Event of Default, but shall cause the Equipment Advances that would otherwise be due on the amortized basis set forth in Section 2.1.4 to be deemed "Advances" under Section 2.1 subject to the Borrowing Base and to Section 2.2.

        7. The Borrowing Base Certificate and Compliance Certificate to be delivered after the date of this Amendment shall be in substantially the form of Exhibit C and Exhibit D, respectively.

        8. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Agreement remains in full force and effect.

        9. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

        10. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one instrument.

        11. As a condition to the effectiveness of this Amendment, Borrower shall pay a Facility Fee in an amount equal to Seven Thousand Five Hundred Dollars ($7,500), payable upon the date hereof, plus all Bank Expenses incurred in connection with the preparation of this Amendment, and shall deliver to Bank a warrant to purchase stock in a form reasonably acceptable to Bank.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.


                                       FIRST VIRTUAL CORPORATION

                                       By: /s/ James O. Mitchell

                                       Title: COO/CFO

                                       SILICON VALLEY BANK

                                       By: /s/ T. Vertin

                                       Title: SVP

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
                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE

Borrower: First Virtual Corporation        Lender: Silicon Valley Bank

Commitment Amount: $3,000,000

ACCOUNTS RECEIVABLE
            1.          Accounts Receivable Book Value as of _____                      $ ________
            2.          Additions (please explain on reverse)                           $ ________
            3.          TOTAL ACCOUNTS RECEIVABLE                                       $ ________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
            4.          Amounts over 90 days due                        $ ________
            5.          Balance of 50% over 90 day accounts             $ ________
            6.          Concentration Limits                            $ ________
            7.          Foreign Accounts                                $ ________
            8.          Governmental Accounts                           $ ________
            9.          Contra Accounts                                 $ ________
            10.         Promotion or Demo Accounts                      $ ________
            11.         Intercompany/Employee Accounts                  $ ________
            12.         Other (please explain on reverse)               $ ________
            13.         TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                            $ ________
            14.         Eligible Accounts (#3 minus #13)                                $ ________
            15.         LOAN VALUE OF ACCOUNTS (80% of #14)                             $ ________

INVENTORY

            16.         Inventory Book Value as of ___________                          $ ________
            17.         Loan Value Of Inventory (lesser of 25% of #16 or $250,000)      $ ________
            18.         Backlog                                                         $ ________
            19.         Loan Value of Backlog (25% of #18)                              $ ________
            20.         LOAN VALUE OF INVENTORY AND BACKLOG (lesser of #17 or #19)      $ ________

BALANCES
            21.         Maximum Loan Amount                                             $3,000,000
            22.         Total Funds Available [Lesser of #21 or (#15 plus #20)]         $ ________
            23.         Present balance owing on Line of Credit                         $ ________
            24.         Outstanding under Sublimits ( )                                 $ ________
            25.         RESERVE POSITION (#22 minus #23 and #24)                        $ ________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:                                                                       BANK USE ONLY

                                                                                Rec'd By: ____________
                                                                                     Auth. Signer
FIRST VIRTUAL CORPORATION
                                                                                Date: ________________

                                                                                Verified: ____________
                                                                                     Auth. Signer
By: _____________________________                                               Date: ________________
        Authorized Signer                                                       ______________________
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                                        4

                                    EXHIBIT D

                         FORM OF COMPLIANCE CERTIFICATE

TO:         SILICON VALLEY BANK

FROM:       FIRST VIRTUAL CORPORATION

        The undersigned authorized officer of FIRST VIRTUAL CORPORATION hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _____________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

  PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

        REPORTING COVENANT                      REQUIRED                         COMPLIES
        ------------------                      --------                         --------

        Monthly financial statements            Monthly within 30 days           Yes     No
        Annual (CPA Audited)                    FYE within 150 days              Yes     No
        A/R & A/P Agings                        Monthly within 15 days (1)       Yes     No
        A/R Audit                               Initial and Semi-Annual          Yes     No


        FINANCIAL COVENANT                      REQUIRED          ACTUAL         COMPLIES
        ------------------                      --------          ------         --------

        Maintain and on a Monthly Basis:
           Minimum Quick Ratio                  1.0:1.0           ____:1.0       Yes     No
           Liquidity (2)                        2.0:1.0           ____:1.0       Yes     No
        Tangible Net Worth                      $1,500,000        $ ______       Yes     No
        Debt/Tangible Net Worth                 2.0:1.0 (4)       ____:1.0       Yes     No
        Maintain on a Quarterly Basis:
           Profitability                        $1 (3)                           Yes     No

        COMMENTS REGARDING EXCEPTIONS: See Attached.                                    BANK USE ONLY

(1)         Only when Obligations outstanding                                       Received by: ___________
(2)         Converts to Debt Service Coverage Ratio of                                     AUTHORIZED SIGNER
            1.5 to 1.0 upon terms specified in Loan Agreement
(3)         Loss at 3/31/97 < $500,000; loss at 6/30/97 < $150,000                  Date: __________________
(4)         Reduces to 1.5:1.0 when Equipment Advance(s) outstanding                Verified: ______________
                                                                                          AUTHORIZED SIGNER

Sincerely,                                                                          Date:  _________________

______________________                                                              Compliance Status: Yes No
SIGNATURE
______________________
TITLE
______________________
DATE

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